UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2017

COMSTOCK MINING INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On January 17, 2017, Comstock Mining Inc. (“Comstock”) filed a Current Report on Form 8-K (the “Initial 8-K”) with the Securities and Exchange Commission to report the entry into certain material definitive agreements in connection certain transactions described in the Initial 8-K and the election of Mr. Clark Gillam as a director of Comstock. Although Mr. Clark is entitled to join the Board of Directors of Comstock pursuant to the terms of the Securities Purchase Agreement described in the Initial 8-K, Mr. Gillam has not yet joined the Board of Directors. This Amendment No. 1 to the Initial 8-K is being filed to correct disclosure regarding Mr. Gillam’s status. No other changes are being made to the Initial 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2017, Comstock Mining Inc. (the “Company”), in connection with the Company’s issuance and sale of an 11% Senior Secured Debenture due 2021 in an aggregate principal amount of $10,723,000, dated January 13, 2017, in the form set forth in Exhibit 10.1 hereto (the “Debenture”), entered into a Securities Purchase Agreement, in the form set forth in Exhibit 10.2 (the “Securities Purchase Agreement”). The Debenture is secured by (1) the pledge of equity interests in the Company’s subsidiaries Comstock Mining LLC, Comstock Real Estate, Inc. and Comstock Industrial LLC (collectively, the “Subsidiaries”) and (2) substantially all of the assets of the Company and the Subsidiaries pursuant to the Pledge and Security Agreement dated January 13, 2017, in the form set forth in Exhibit 10.3 hereto (the “Security Agreement”). The use of proceeds includes refinancing substantially all of the Company’s current obligations, certain drilling and development activities and general corporate purposes.

As a condition to the consummation of the transactions contemplated by the Transaction Documents, the Company was required to obtain the consent of certain stockholders pursuant to an Acknowledgement, Consent and Waiver Agreement, in the form set forth in Exhibit 10.4 (the “Consent,” and, together with the Securities Purchase Agreement, the Debenture and the deeds of trust contemplated by the Security Agreement (as adapted from the form thereof set forth in Exhibit 10.5 hereto), the “Transaction Documents”).

The Debenture has a term of four years. For the first two years following the initial issue date, interest on the Debenture will be payable in cash or in the form of additional Debentures to be issued by the Company (valued at face value) or a combination of the two types of consideration, at the Company’s option.

The Company will have the right to redeem the Debenture, at any time, from time to time, in whole or in part, at a redemption price equal to (x) the outstanding principal balance of the Debenture being redeemed, plus (y) accrued and unpaid interest on the Debentures being redeemed to the redemption date, plus the Make-Whole Amount (as defined below). The “Make-Whole Amount” means the amount of interest that would accrue on such outstanding principal balance from the date of redemption to the date that is seven months after such date of redemption. The redemption price shall be payable in cash. Subject to certain exceptions, from the asset sales by the Company must be used to repay the indebtedness under the Debenture.

The Debenture includes the following “Events of Default”: (i) failure to pay principal when due; (ii) failure to pay interest when due, subject to 3 day grace period; (iii) material continuing breaches of representations, warranties or covenants under the Transaction Documents, subject to certain specified grace periods; (iv) upon an acceleration on any other material indebtedness; (v) material judgments against the Company or the Subsidiaries which shall not have been satisfied or vacated within 30 days; (vi) the announcement of a restatement of any of the Company’s financial statements if the result of such restatement would be to require the independent auditor to modify its opinion or the Company to issue a Form 8-K; (vii) upon the failure to maintain, in a material respect, a perfected first priority security interest on the collateral, subject to a 30-day grace period and customary permitted exceptions; (viii) a bankruptcy filing or the appointment of a receiver or trustee for the Company or the initiation of proceedings for dissolution of the Company, which shall be subject to a 90-day grace period only in the event of an involuntary filing or appointment; and (ix) title defects, judgments, orders, or decrees determined by a court of competent jurisdiction that prevent, enjoin or otherwise materially delay the Company’s exploration, development or mining. Upon the occurrence of an Event of Default, interest will accrue on the outstanding balance at the rate of 13.5% per annum.

The foregoing summary of the terms of the Transaction Documents is not intended to be exhaustive and is qualified in its entirety by the terms of each of such Transaction Documents, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

A copy of the press release announcing the transactions contemplated by the Loan Agreement is attached as Exhibit 99.1 to this Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the Transaction Documents, the Company terminated its senior revolving credit facility with Auramet International LLC.

Item 2.03 Entry into a Material Definitive Agreement.

The description of the Debenture in Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

For so long as the Debenture remains outstanding, the investor in the Debenture shall have the right to designate one of their founders as a nominee to the Board of Directors of the Company.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1	Debenture
10.2	Securities Purchase Agreement
10.3	Pledge and Security Agreement
10.4	Consent
10.5	Deed of Trust Form
99.1	Press release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: March 3, 2017	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Executive Chairman

EXHIBIT INDEX

10.1	Debenture
10.2	Securities Purchase Agreement
10.3	Pledge and Security Agreement
10.4	Consent
10.5	Deed of Trust Form
99.1	Press release